UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 6, 2009 (May 5, 2009)

PLURISTEM THERAPEUTICS INC.
(Exact name of registrant as specified in its charter)

Nevada	001-31392	98-0351734
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

MATAM Advanced Technology Park
Building No. 20
Haifa, Israel		31905
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 011 972 74 710 7171

n/a
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

        On May 5, 2009, we entered into securities purchase agreements with two investors pursuant to which the investors agreed to purchase 888,406 shares of our common stock (“Common Stock”) and warrants (“Warrants”) to purchase 488,623 shares of Common Stock (the Warrants together with the Common Stock, the “Units”). The price per Unit is $1.50, and the exercise price of the Warrants is $1.96. The Warrants will be exercisable for a period of five years commencing six months following the issuance thereof. The closing is scheduled to take place no later than May 8, 2008.

        A copy of the form of Warrant is attached as Exhibit 4.1 to this report and is incorporated herein by reference. The description of the Warrants is a summary only and is qualified in its entirety by reference to Exhibit 4.1. A copy of the form of securities purchase agreement is attached as Exhibit 10.1 to this report and is incorporated herein by reference.

        Rodman & Renshaw, LLC acted as placement agent, on a best efforts basis, for the offering and will receive a placement fee equal to 6% of the gross purchase price of the Units (excluding any consideration that may be paid in the future upon exercise of the Warrants) as well as warrants to purchase 53,304 shares of Common Stock at an exercise price of $1.875 per share. Subject to FINRA Rule 2710, the placement agent warrants may be exercised after six months through and including May 5, 2014. A copy of the Placement Agency Agreement is attached as Exhibit 1.1 to this report and is incorporated herein by reference.

        The offering was made pursuant to our shelf registration statement on Form S-3 (File No. 333-151761). We are filing with the SEC, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, a prospectus supplement and base prospectus related to the offering.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

1.1	Placement Agency Agreement, dated March 2, 2009, by and between the registrant and Rodman & Renshaw, LLC.

4.1	Form of Common Stock Purchase Warrant dated May 5, 2009

5.1	Opinion of Zysman, Aharoni, Gayer & Co./ Sullivan & Worcester LLP

10.1	Form of Securities Purchase Agreement dated May 5, 2009

23.1	Consent of Zysman, Aharoni, Gayer & Co./ Sullivan & Worcester LLP (included in Exhibit 5.1).

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2009	PLURISTEM THERAPEUTICS INC. By: /s/ Yaky Yanay —————————————— Yaky Yanay Chief Financial Officer